EXHIBIT 99.1

ASSET AND FRANCHISE PURCHASE AGREEMENT

This Asset and Franchise Purchase Agreement ("Agreement") is made as of December 5, 2005, between NISSAN OF NATICK, INC. a Massachusetts corporation with an office and principal place of business at 671 Worcester Road, Natick, Massachusetts 01760 (“Seller”) and HOMETOWN AUTO RETAILERS, INC., a Delaware corporation with a principal place of business at 1309 South Main Street, Waterbury, Connecticut 06706 (“Buyer”).

WHEREAS, Seller desires to sell, and Buyer desires to purchase Seller’s Nissan Sales and Service franchise and certain of Seller’s assets on the terms set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Applicable Contract”-- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of its assets is or may become bound.

“Assets” -- the specific assets of the Seller being acquired by the Buyer, to wit: the Nissan Franchise rights, customer lists, business telephone and facsimile numbers, Nissan point-of-sale materials, Nissan literature and literature display items and paper copies of the Nissan customer sales and service records or electronic data facsimile however the case may be, Nissan Special Tools, Nissan Parts and Accessories and Nissan New Vehicle Inventory. No other asset of the Seller not hereinabove specifically described herein shall be included in the sale.

“Best Efforts”-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

“Bill of Sale” -- the Bill of Sale in the Form attached hereto as Exhibit “A”.

“Breach”-- a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or material breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

“Buyer” - Hometown Auto Retailers, Inc.

“Closing” -- as defined in Section 2.5.

“Closing Date”-- the date and time as of which the Closing actually takes place.

“Company”-- Nissan of Natick, Inc.

“Consent”-- any approval, consent, ratification, waiver, or other authorization (including any required governmental authorization).

“Contemplated Transactions”-- all of the transactions contemplated by this Agreement, including:

(a) the Sale of Seller’s Franchise;

(b) the sale of the Assets by Seller to Buyer; and

(c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

“Contract”-- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Encumbrance”-- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Escrow Agreement” -- the Escrow Agreement in the form attached hereto as Exhibit G.

“Franchise”-- Nissan North America, Inc. Sales and Service Franchise.

“GAAP”-- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

“Governmental Body” -- means any supranational, national, state, municipal, local or foreign governmental, any instrumentality, subdivision, court, administrative agency, commission or other authority hereof.

“Knowledge”-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a)	such individual is actually aware of such fact or other matter; or

(b)
a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

“Legal Requirement”-- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Location” -- the proposed location at which BUYER will run the Franchise known as Bay State Lincoln-Mercury, Inc., 571 Worcester Road, Framingham, MA 01701.

“Nissan” -- Nissan North America, Inc.

“Nissan Special Tools” -- those Nissan tools and test equipment referenced in Section 2.2(d).

“Nissan Parts and Accessories” -- all new, unused, undamaged and returnable parts and accessories listed in the current Nissan Parts and Accessories catalogues which have a turn history not exceeding one year referenced in Section 2.2(c).

“Nissan New Vehicle Inventory” -- all new undamaged 2005 and 2006 Nissan vehicles originally ordered from Nissan for the Company’s own inventory with less than 250 miles, except any demonstrator vehicles including, without limitation, those vehicles in transit to the Seller at the date of Closing.

“Order”-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business”-- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

“Organizational Documents”-- (a) the articles or certificate of incorporation and the bylaws of a corporation and/or a limited liability company; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

“Person”-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding”-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Related Person”-- with respect to a particular individual:

(a)	each other member of such individual's Family;

(b)	any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c)	any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d)
any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity) -- with respect to a specified Person other than an individual:

(e)	any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(f)	any Person that holds a Material Interest in such specified Person;

(g)	each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(h)	any Person in which such specified Person holds a Material Interest;

(i)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)	any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

“Representative”-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act”-- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller”-- Nissan of Natick, Inc.

“Tax”, “Taxes”, “Taxable” -- means all foreign, federal, state, local and other taxes of any nature, including but not limited to income, gross receipts, sales, use, advalorem, value added, transfer, franchise, license, payroll, employment, property or other taxes, levies, fees, or assessment of any kind whatsoever.

“Tax Return”-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threatened”-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

2. SALE AND TRANSFER OF FRANCHISE AND ASSETS; CLOSING

2.1  ASSETS

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, transfer and assign (to the extent assignable) all of its right, title and interest in the Franchise and the Assets to Buyer, and Buyer will purchase the Franchise and the Assets from Seller. To the extent the Franchise is not assignable, then Nissan must provide in lieu thereof a new franchise type agreement between it and Buyer in accordance with Section 2.7(a)(ii). A Closing for the sale of Assets shall occur not more than seven (7) days after satisfaction of the Buyer’s and Seller’s conditions precedent to closing set forth in sections 6 and 7, but in no event not later than January 31, 2006.

2.2  PURCHASE PRICE

The purchase price (the "Purchase Price") will be the aggregate sum of items (a), (b), (c) and (d) as follows:

(a)	$2,000,000 for the goodwill of the Seller;

(b)
an amount equal to the net invoice price to Seller, adjusted for dealer installed equipment at cost, holdback, advertising and floor plan assistance for the Nissan New Vehicle Inventory purchased by Buyer pursuant hereto;

(c)
the actual catalog value of the Nissan Parts and Accessories in Seller’s stock as of the Closing Date. The approximate current value of the Nissan Parts and Accessories is estimated at $150,000 which amount may be less as of the Closing Date. If the parties cannot mutually agree on the actual catalogue value, then the actual catalog value shall be determined by an audit prior to Closing by a mutually agreeable independent third party paid equally by Buyer and Seller and the price for same shall be adjusted accordingly.

(d)
the scaled value of the Nissan Special Tools to be valued as: (i) 100% of acquisition price for current tools less than one year old as of the Closing Date; (ii) 75% of tools one year, but not less than two years’ old as of the Closing Date, (iii) 50% for tools two years’ old, but less than three years’ old as of the Closing Date; and (iv) 25% for tools three years’ old or more as of the Closing Date. The approximate current value of the Nissan Special Tools is $20,000. If the parties cannot mutually agree on the value of the Nissan Special Tools, the actual value shall be determined by an audit prior to closing by a mutually agreeable independent third party paid equally by Buyer and Seller and the price for same shall be adjusted accordingly.

2.3 DEPOSIT
BUYER has made an initial deposit toward the Purchase Price in the amount of FORTY THOUSAND DOLLARS ($40,000) which is being held by GW Marketing Services, Gordon G. Wisbach, Jr., (herein referred to as the “Initial Deposit”) and further agrees that an additional deposit of ONE HUNDRED THOUSAND DOLLARS ($100,000) shall be made upon execution of this Agreement (herein referred to as the “Second Deposit”). The Second Deposit shall be made by check payable to Seller’s counsel, Gadsby Hannah, LLP, as Trustee, to be held in Escrow, pending Closing in accordance with the terms of the Escrow Agreement. Upon full execution of this Agreement, the Initial Deposit will also be transferred to Seller’s counsel to hold in accordance with the terms of the Escrow Agreement.

The Initial Deposit and the Second Deposit (together the “Deposits”) will be paid to Seller upon the Closing with a credit to the Buyer for such amounts toward the satisfaction of the Purchase Price. It is expressly understood that both Deposits and all interest earned thereon are fully refundable should there be no Closing due to the fact that any conditions precedent to BUYER’S obligation to close (as set forth in Section 6, including but not limited to the contingencies in Sections 2.7(a) or 6.8) are not met. If there is no Closing, due to the Buyer’s failure to close except as a result of the failure of the conditions precedent in Sections 6.8 and 2.7(a), then the Deposits and all interest earned thereon may be retained by the Seller and retention of such Deposits shall be Seller’s sole and exclusive remedy for Buyer’s Breach.

2.4 PAYMENT

The Purchase Price shall be payable as follows:

(a)
The 2,000,000 provided for in Section 2.2(a) plus the value determined for the Nissan Parts and Accessories pursuant to 2.2(c), plus the value determined for the Nissan Special Tools pursuant to 2.2(d) shall be payable in certified funds drawn on Boston area banks or by wire transfer, less credit to the Buyer for the Deposits made pursuant to 2.3. Seller may apply a portion of the purchase price to the payoff existing financing facilities with discharge of any liens arranged at the Closing between the lenders or their counsel with arrangements for UCC-3 Termination Statements to be delivered and filed post-closing.

(b)
The net value of the Nissan New Vehicle Inventory determined pursuant to 2.2(b), with payment to be coordinated with Seller’s and Buyer’s floor plan lenders with payment by Buyer’s floor plan lenders to Seller’s floor plan lenders effectuated at the date of Closing. If the net value exceeds the Seller’s floor plan loan balances the net amount shall be paid by Buyer to Seller as set forth in Section 2.4(a) above. If Seller’s floor plan balance exceeds the net value, payment of such balance shall be Seller’s sole responsibility. It is understood and agreed that all per car Floor Plan Credits shall remain the property of Seller except Buyer shall receive Floor Plan Credits on any non-sold new cars received at Seller’s dealership within the last fifteen (15) days prior to Closing.

2.5  CLOSING

The Closing will take place at the offices of Seller’s counsel or at a mutually acceptable location in accordance with Section 2.1 above. Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.6 EXCLUSIONS

Buyer is purchasing only those assets specifically described herein. All other assets of the Seller not specifically included herein shall remain the property of Seller. Additionally, no purchase of used vehicles is contemplated as part of this transaction. Buyer is assuming no liabilities of Seller, and Seller shall be solely responsible for all its liabilities of any nature, including but not limited to payments due Seller’s vendors, consultants and taxing authorities for any Tax, including without limitation sales and use taxes relating to the operation of Seller’s business.

2.7  CLOSING OBLIGATIONS

At the Closing:

(a)	Seller will deliver to Buyer:

(i)	a Warranty Bill of Sale and other related documents for the Assets including a recitation that the Assets are being sold free and clear of all liens and encumbrances;

(ii)
Assignment of Seller’s Franchise Agreement in a form reasonably acceptable to Buyer and/or Nissan. In the alternative, Seller’s obligation under this item shall be deemed satisfied if Nissan shall determine, in its discretion, to issue to Buyer a new Franchise type Agreement in lieu of permitting an assignment.

(iii)	Such further documents as are reasonably necessary to effectuate the sale and transfer of the Assets and Franchise as herein contemplated.

(iv)	Waiver of Massachusetts Department of Revenue under MGL, Chapter 62C, Sections 51 and 52.

(b)  Buyer will deliver to Seller:

(i)
A bank cashier's or certified check (each drawn on Boston area banks) or wired funds payable to the order of Seller or its designee, in those amounts determined in accordance with Sections 2.2, 2.3 and 2.4.

(ii)	Payment to Seller’s floor plan lender and/or to Seller as determined in accordance with Section 2.4(b).

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1  ORGANIZATION AND GOOD STANDING

The Company is a corporation duly organized, validly existing, and in good standing under the laws of Massachusetts, with full corporate power and authority to conduct its business as it is now being conducted and to perform all its obligations under this Agreement.

3.2  AUTHORITY

This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the documents identified in Article 2.7 (collectively, the “Seller’s Closing Documents”), the Seller’s Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller’s Closing Documents and to perform their obligations under this Agreement and the Seller’s Closing Documents.

Additionally, neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)  any provision of Seller's Organizational Documents;

(ii)  any resolution adopted by the board of directors or the stockholders of Seller;

(iii)  any Legal Requirement or Order to which Seller may be subject; or

(iv)  any Contract to which Buyer is a party or by which Seller may be bound.

Seller is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for the consent and approval of Nissan and Seller’s Board of Directors.

3.3  TITLE TO ASSETS; ENCUMBRANCES

Except for those obligations to be paid from the proceeds of sale, Seller has good and marketable title to all the Assets and the Assets will be conveyed free and clear of all Encumbrances or rights of any kind in third parties. A complete and accurate list of the Assets, including the list of customers over the past five (5) years only, is included in the sale. The customer list will be provided at the Closing. The customer list shall include the following information: (1) customer name; (2) mailing address; (3) telephone number, if any; (4) vehicle identification number; and (5) date of sale. Seller has delivered or will make available to Buyer copies of the titles (e.g. invoices and manufacturer’s certificate of origin) by which the Company acquired the Nissan New Vehicle Inventory and invoices or other reasonably acceptable evidence (including computer inventories or Nissan confirmations) relative to the Nissan Special Tools and Nissan Parts and Accessories.

3.4  TAXES

There are no, and by reason of the consummation of the Contemplated Transactions, there will be no Tax liabilities which could result in any liability to Buyer or could attach to the Assets. The Company has filed or will cause to be filed all Tax Returns that are or were required to be filed. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or any Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. To the best of Seller’s knowledge, all Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects. There is no tax sharing agreements that will require any payment by the Company after the date of this Agreement. Evidence that Seller’s sales tax obligations through December 31, 2005 have been met shall be provided at Closing. Funds shall be placed in escrow at Closing with Seller’s counsel, Gadsby Hannah, LLP, in an amount equal to 125% of the monthly average of Seller’s previous quarter sales tax returns on parts and service to be applied to any sales tax due and owing. Gadsby Hannah, LLP is authorized to apply the escrowed funds to the sales taxes due for the month that Closing occurs and may remit any balance to the Seller.

3.5 NO MATERIAL ADVERSE CHANGE

Since the date of this Agreement and the Closing, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change or on the ability of the Seller to perform its obligations under this Agreement or the Contemplated Transactions.

3.6 RESERVED

3.7  LEGAL PROCEEDINGS; ORDERS

There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by the Company, nor is Seller in default under any contract or in payment of any of its business creditors. Pursuant to Section 9 herein, seller will indemnify and hold Buyer harmless from any liabilities relating to such litigation, if any.

3.8  ABSENCE OF CERTAIN CHANGES AND EVENTS

Since the date of the execution of this Agreement, the Company has conducted its business in the Ordinary Course of Business.

3.9  CONTRACTS; NO DEFAULTS

The Franchise agreement identified is in full force and effect and is valid and enforceable by Seller in accordance with its terms and the Company subject to Nissan’s rights under said agreement. The parties acknowledge that the Seller has disclosed that it has received notices of Franchise deficiency. Seller states to the best of its knowledge that such notices are not relevant to the Contemplated Transaction as the Buyer is moving the Franchise to the Location and Buyer will be subject to new performance standards to be determined by Nissan.

3.10 CONDITION OF VEHICLES TO BE TRANSFERRED

Seller has not removed any equipment or accessories to the vehicles in the Nissan New Vehicle Inventory, except for dealer installed equipment installed in the ordinary course of Seller’s business, each such vehicle is equipped per the manufacturer’s invoice, and is free from scratches and body damage.

3.11 DEALER TERMINATION LETTER

On the Closing Date and upon receipt by Seller of the full Purchase Price, Seller shall cause to be executed and delivered to Nissan a dealer termination letter and/or such further documentation as Nissan shall reasonably require with respect to the Franchise in order to facilitate Buyer’s application for assignment of the Franchise (or issuance of a new Franchise) with Nissan.

3.12 DECLINATION OF WARRANTIES AND REPRESENTATIONS

It is specifically understood and agreed that Buyer has conducted its own due diligence and investigations with respect to the purchase of the Assets set forth herein and has not relied on any warranty and representation of Buyer except those specifically set forth herein. Specifically, no warranty or representation has been made by Seller or upon which Buyer has relied with respect to any past, present and future level of automobile sales, sales of parts or service and/or the operating costs of the Company. The parties also specifically acknowledge that due to the prospective movement by Buyer to the Location that any such past, present or future sales or costs estimates are irrelevant and cannot be effectively used by Buyer in making any financial analysis or estimates.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1  ORGANIZATION AND GOOD STANDING

Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, including in Massachusetts, and to perform all its obligations under this Agreement.

4.2  AUTHORITY

This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of documents required herein (the “Buyer's Closing Document”) the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms and conditions. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Document and to perform its obligations under this Agreement and the Buyer's Closing Document.

Additionally, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)  any provision of Buyer's Organizational Documents;

(ii)  any resolution adopted by the board of directors or the stockholders of Buyer;

(iii)  any Legal Requirement or Order to which Buyer may be subject; or

(iv)  any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for the consent and approval of Ford Motor Company and Nissan as set forth in Section 6.8.

4.3  CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer or affiliated parties and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened. Buyer will indemnify and hold Seller harmless from any liabilities relating to such proceedings, if any.

4.4  BROKERS OR FINDERS

It is understood by both parties that G W Marketing Services, namely Gordon G. Wisbach, Jr. (collectively, the “Broker”), is responsible for introducing the parties and facilitating the agreement between BUYER and SELLER in the sale of said ASSETS and the transfer of the Franchise and a commission shall be due from SELLER by previous agreement when all contingencies precedent to closing are satisfied and the full Purchase Price is received by SELLER. BUYER shall also pay a finders fee to Broker by previous agreement when all contingencies precedent to closing are satisfied. Buyer’s and Seller’s obligations to Broker are mutually exclusive.

5.  COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1  OPERATION OF THE BUSINESS OF THE COMPANY

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

(i)	conduct its business only in the Ordinary Course of Business;

(ii)
use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, agents, and others having business relationships with the Company, provided however, nothing herein shall prevent the Seller from reducing staff whether by attrition or otherwise; and

(iii)	obtain appropriate consents (e.g. Board of Directors’ approval).

5.2  REQUIRED APPROVALS

Prior to the Closing, Seller will, to the extent Seller will have any input into the approval process, assist Buyer in receiving approval from Nissan to operate the Franchise and to satisfy the other conditions precedent to Buyer’s obligation to close. A copy of the subject Franchise Agreement is attached hereto as Exhibit “B”. Buyer acknowledges that the Nissan approval will be primarily based on Nissan’s evaluation of Buyer’s financial condition, Buyer’s qualifications and experience in the automobile business and of the proposed Location. Further, it is acknowledged that Exhibit “B” (as some may have been amended) may not be the operative franchise agreement as determined by Nissan.

5.3 DUE DILIGENCE ACCESS

During the period commencing on the date hereof and continuing through January 15, 2006 thereafter, subject to extensions mutually agreed upon by the parties (“Due Diligence”), Seller shall afford to Buyer and Buyer’s accountants, counsel, consultants and other representatives, reasonable access to dealership records relating to the Nissan Special Tools, Nissan Parts and Accessories, Nissan New Vehicle Inventory, and such other information relevant to the Assets being sold hereunder as the Buyer and its representatives may reasonably request in connection with Buyer’s efforts to satisfy its conditions precedent to Closing and/or to estimate values for the Nissan Special Tools and Nissan Parts and Accessories. Such access shall be subject to existing Confidentiality Agreements between the parties hereto. Seller may make copies of such information available to Buyer at a location other than at the dealership location.

5.4 INVENTORY

It is understood that the Nissan Parts and Accessories and Nissan Special Tools being acquired are to be inventoried and valued prior to Closing in accordance with section 2.2(c) and 2.2(d). The risk of loss to the Nissan Parts and Accessories and the Nissan Special Tools between the date hereof and the date of Closing is expressly borne by the Seller. There shall be no change in the Nissan Parts and Accessory Inventory other than in the ordinary course of business from the date hereof up to and including the Closing date.

6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Franchise and Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction as a condition precedent, at or prior to the Closing, of each of the following conditions set forth in this Section 6 (any of which may be waived by Buyer, in whole or in part), and in the event that any condition is not met, then the deposits made by BUYER are fully refundable (unless otherwise specified herein) in accordance with Section 2.3.

6.1  ACCURACY OF REPRESENTATIONS

All of Seller’s and Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

6.2  SELLER’S PERFORMANCE

All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

6.3  ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

(i)	an opinion of Gadsby Hannah, LLP dated the Closing Date, in the form of Exhibit “C” attached hereto;

(ii)	Seller’s Board of Directors’ approval; and

(iii)
such other documents as Buyer may reasonably request for the purpose of (a) enabling its counsel to provide the opinion referred to in Section 7.2, (b) evidencing the accuracy of any of Seller’s representations and warranties, (c) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, or (d) evidencing the satisfaction of any condition referred to in this Section 6.

6.4  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

6.5  RESERVED

6.6  RESERVED

6.7 RESERVED

6.8 CONTINGENCIES

(a)  BUYER must be accepted as a Dealer Operator by Nissan for the FRANCHISE.

(b)  Nissan must transfer/assign all of the present Nissan Franchise Natick PMA census tracts to BUYER as determined or allocated by Nissan in its discretion.

(c)  Nissan must agree to reimburse BUYER, in an amount mutually agreeable to Buyer, for the required Nissan facility renovations and current Nissan image program upgrade to meet Nissan guidelines within the standard guidelines of Nissan’s “NReady Program”.

(d)  BUYER shall secure floor plan financing and a capital loan in amounts satisfactory to Nissan and as needed to satisfy BUYER’S obligations set forth in Section 2.4.

(e)  RESERVED

(f)  RESERVED

(g)  RESERVED

(h)  BUYER must obtain the necessary approvals from Ford Motor Company (herein referred to as “FMC”), and/or a Division as the case may be, to remove the real estate/franchise site control from the LOCATION.

(i)  BUYER shall have obtained approval from Nissan to relocate the Nissan business and Franchise to the LOCATION concomitant with the closing of this AGREEMENT.

(j)  RESERVED

It is agreed that Buyer shall have until December 31, 2005, to satisfy Contingencies (d) and (h). In the event Buyer has not notified Seller in writing by December 31, 2005, of its inability to satisfy said contingencies, then said contingencies shall be deemed to have been waived by Buyer. It is agreed that Buyer shall have until January 15, 2006, to satisfy contingencies (a), (b), (c) and (i). In the event Buyer has not notified Seller in writing by January 15, 2006, of its inability to satisfy said contingencies, then said contingencies shall be deemed to have been waived by Buyer.

7.  CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the franchise and assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2  ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Seller:

(i)	an opinion of Yamin & Grant, LLC, dated the Closing Date, in the form of Exhibit “D”;

(ii)	Buyer’s Board of Director’s approval; and

(iii)
such other documents as Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 6.4, (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (ii) evidencing the satisfaction of any condition referred to in this Section 7.

7.3  NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Assets by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7.4 NISSAN CAPITAL REIMBURSEMENT

Nissan must agree to reimburse Seller for its capital expenditures, unamortized tenant improvements, and lease obligations (if any) in an amount mutually agreeable between Seller and Nissan.

8.  TERMINATION

8.1  TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(i)
by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived. Each party agrees to give the other party written notice and a ten (10) day opportunity to cure such breach;

(ii)
(a) by Buyer if any of the conditions in Section 6 has not been satisfied as of the Closing Date (or earlier date as set forth herein) or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (b) by Seller, if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(iii)	by mutual consent of Buyer and Seller; or

(iv)
by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 2006, or such later date as the parties may agree upon in writing.

8.2  EFFECT OF TERMINATION

Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.  INDEMNIFICATION; REMEDIES

9.1	SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement will survive the Closing for a period of eighteen (18) months only. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

9.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

To the extent any Damages exceed $50,000.00 in the aggregate, Seller will indemnify and hold harmless Buyer (the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including any incidental, punitive, special or consequential damages only if awarded against Buyer in a third party claim), expense (including defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a)	any material Breach of any representation or warranty made by Seller in this Agreement; and

(b)
to the extent not covered by insurance or the obligation of Nissan or other manufacture or supplier, any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

9.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

To the extent any Damages exceed $50,000.00 in the aggregate, Buyer will indemnify and hold harmless Seller (the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental, punitive, special or consequential damages only if awarded against Seller in a third party claim), expense (including defense and reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a)	any material Breach of any representation or warranty made by Buyer in this Agreement; and

(b)
to the extent not covered by insurance or the obligation of Nissan or other manufacture or supplier, any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date.

The remedies provided in this Section 9.3 will not be exclusive of or limit any other remedies that may be available to Seller or the other Indemnified Persons.

9.4  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

Promptly after receipt by an Indemnified Person under Section 9.2 and 9.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, failure to notify the indemnifying party will relieve the indemnifying party of any liability that it may have to any indemnified party.

If any Proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with its counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

10.  GENERAL PROVISIONS

10.1  EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants in connection with this Agreement, due diligence conducted prior to Closing, and the Contemplated Transactions.

10.2  PUBLIC ANNOUNCEMENTS

The Buyer and Seller shall mutually prepare a press release for dissemination. Such press releases or other public filings shall comply with Buyer’s S.E.C. reporting requirements and will include that level of detail necessary to satisfy such requirements. Buyer has been advised by its S.E.C. counsel that such release or filings are required by law or regulation prior to closing. Buyer’s S.E.C. counsel shall provide a written opinion to this effect if requested by Seller.

10.3  CONFIDENTIALITY

Prior to Closing, subject to the provisions of Section 10.2, Buyer and Seller shall abide by the terms of the Confidentiality Agreement attached hereto as Exhibit ”E”.

10.4  NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by certified registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

Seller: Nissan of Natick, Inc.
c/o Woburn Foreign Motors, Inc.
394 Washington Street
Woburn, MA 01801
Attention: George T. Albrecht
with a copy to:
Burton Winnick, Esquire
Gadsby Hannah LLP
225 Franklin Street
Boston, MA 02110

Buyer: Hometown Auto Retailers, Inc.
1309 South Main Street
Waterbury, CT 06706
with a copy to:
Yamin & Grant, LLC
Grand Professional Building
182 Grand Street, Suite 417
Waterbury, CT 06702
Attention: Eric M. Grant, Esq.

10.5  JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts, County of Middlesex, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Massachusetts, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The prevailing party in any action or proceeding shall be entitled to all or part of its reasonable attorney’s fees and costs if so determined by a Court of competent jurisdiction in its discretion. The parties hereby do hereby waive any compensatory, punitive, special or consequential damages in any action or proceeding hereunder.

THE UNDERSIGNED KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION OR PROCEEDING WHICH ARISES OUT OF, OR IS IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THE SALE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. THE UNDERSIGNED HEREBY CERTIFIES THAT NO REPRESENTATIVE, EMPLOYEE, AGENT OR COUNSEL OF THE UNDERSIGNED HAS REPRESENTED, WHETHER EXPRESSLY OR OTHERWISE, THAT THE UNDERSIGNED WOULD NOT IN THE EVENT OF SUCH LITIGATION, ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO A TRIAL BY JURY.

10.6  FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

10.7  WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.8  ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

10.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Buyer shall have one (1) option to assign its rights under this Agreement to one of its affiliates or successors only with the prior consent of the Seller (not to be unreasonably withheld) and Nissan and provided that said assignee shall agree in writing with Seller to assume the obligations of the Buyer hereunder. Seller may not make any assignment of its rights and obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.10  SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.11  SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

10.12  TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.13 GOVERNING LAW

This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

10.14 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11. OTHER AGREEMENTS

11.1 NON-SOLICITATION BY SELLER

At the Closing, SELLER will provide Buyer with a Non-Solicitation agreement in the form attached hereto as Exhibit “F” which provides for the non-solicitation of Nissan of Natick, Inc.’s sales and service customers. Such agreement shall be for a period of five (5) years and shall prohibit the solicitation of SELLER’S sales and service customers. SELLER (or its affiliates) will be allowed to do mass mailing non targeted advertising without the use of Nissan of Natick Inc.’s customer lists or database information as such information is being acquired by BUYER in this transaction. SELLER may deal with such customers if they fortuitously present at SELLER’S affiliate location.

11.2 NON RE-LOCATION BY BUYER

Notwithstanding the provisions of Massachusetts General Laws, Chapter 93B, neither BUYER or its affiliates, successor or assigns shall not, within three (3) years of the date of Closing, relocate the Nissan dealership from the LOCATION without the written consent of SELLER or its assignee which consent may be withheld at SELLER’S sole discretion. After said three (3) year period, neither the BUYER or its successors or assigns shall relocate the Nissan dealership from the LOCATION to a location any closer than six (6) miles to the Nissan Automobiles of Marlborough, Inc. located at 740 Boston Post Road, Marlborough, Massachusetts (the “Marlborough Dealership”). Nothing herein is intended, nor shall it be interpreted as waiving the rights of the SELLER or its principals under Massachusetts General Laws, Chapter 93B, which may prohibit the moving of the Nissan dealership within the distances prescribed by said statute as it is amended from time to time.

11.3 RESERVED

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER: HOMETOWN AUTO RETAILERS, INC.

By: ___________________________
Corey Shaker, duly authorized
 Its President

Before me, the undersigned officer, personally appeared,_________, signer of the foregoing instrument and acknowledged the same to be his free act and deed on behalf of Hometown Auto Retailers, Inc. and that he has authority to execute this instrument and bind Hometown Auto Retailers, Inc. thereby.

/s/
Notary Public
My commission expires:

SELLER: NISSAN OF NATICK, INC.

By: ___________________________
George Albrecht, duly authorized
Its President
Before me, the undersigned officer, personally appeared,________________, signer of the foregoing instrument and acknowledged the same to be his free act and deed on behalf of Nissan of Natick, Inc. and that he has authority to execute this instrument and bind Nissan of Natick, Inc. thereby.

/s/
Notary Public
My commission expires:

SCHEDULE OF EXHIBITS

EXHIBIT “A”              Bill of Sale
EXHIBIT “B”  Franchise Agreement
EXHIBIT “C”  Opinion of Gadsby Hannah LLP
EXHIBIT “D”  Opinion of Yamin & Grant, LLC
EXHIBIT “E”  Confidentiality Agreement
EXHIBIT “F”  Non-Solicitation Agreement
EXHIBIT “G”  Escrow Agreement-